Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
www.mayerbrown.com
March 16, 2010
ProLogis
4545 Airport Way
Denver, Colorado 80239

Re:	ProLogis Registration Statement on Form S-3 (File No. 333-157818)
Ladies and Gentlemen:
     We have acted as special counsel to ProLogis, a Maryland real estate investment trust (“ProLogis”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $300,000,000 aggregate principal amount of ProLogis’s 6.250% Notes due 2017 and $800,000,000 aggregate principal amount of ProLogis’s 6.875% Notes due 2020 (collectively, the “2017/2020 Notes”), as described in the prospectus, as supplemented, relating to the 2017/2020 Notes contained in ProLogis’s Registration Statement (File No. 333-157818) (the “2017/2020 Prospectus”). We have also acted as special counsel to ProLogis in connection with the registration under the Securities Act, of (i) $460,000,000 aggregate principal amount of ProLogis’s 3.25% Convertible Senior Notes due 2015 (the “2015 Notes”), and (ii) the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), into which the 2015 Notes are convertible, each as described in the prospectus, as supplemented, relating to the 2015 Notes and the Common Shares contained in ProLogis’s Registration Statement (File No. 333-157818) (the “2015 Prospectus”). The 2017/2020 Notes and the 2015 Notes have been issued under the Indenture dated as of March 1, 1995, between ProLogis and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, as supplemented by a First Supplemental Indenture, dated February 9, 2005, a Second Supplemental Indenture, dated November 2, 2005, a Third Supplemental Indenture, dated November 2, 2005, a Fourth Supplemental Indenture, dated March 26, 2007, a Fifth Supplemental Indenture, dated November 8, 2007, a Sixth Supplemental Indenture, dated May 7, 2008, a Seventh Supplemental Indenture, dated May 7, 2008, an Eighth Supplemental Indenture, dated August 14, 2009, a Ninth Supplemental Indenture, dated October 1, 2009 and a Tenth Supplemental Indenture to be entered into on March 16, 2010 (collectively, the “Indenture”).
     We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3, as amended (File No. 333-157818) (the “Registration Statement”), relating to the debt securities of which the 2017/2020 Notes and the 2015 Notes are a part and relating to the Common Shares. In rendering our opinions set forth below, we have examined originals or copies identified to our satisfaction of (i) the Registration Statement, including the 2017/2020 Prospectus and the 2015 Prospectus; (ii) ProLogis’s Declaration of Trust; (iii) ProLogis’s Amended and Restated Bylaws, as
Mayer Brown LLP operates in combination with our associated English limited liability partnership.

Mayer Brown LLP
ProLogis
March 16, 2010

amended; (iv) resolutions of ProLogis’s Board of Trustees; (v) the Indenture; (vi) the form of the 2017/2020 Notes and (vii) the form of the 2015 Notes. In addition, we have examined and relied upon other documents, certificates, corporate records, opinions and instruments, obtained from ProLogis or other sources believed by us to be reliable, as we have deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
(i)	the 2017/2020 Notes constitute valid and legally binding obligations of ProLogis entitled to the benefits of the Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(i)	the 2015 Notes constitute valid and legally binding obligations of ProLogis entitled to the benefits of the Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

(iii)	the Common Shares have been duly authorized and, when the Common Shares are issued and sold in the manner described in the Registration Statement, will be legally issued upon conversion of the 2015 Notes, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption “Legal Matters” with respect to the matters stated therein.
     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the

Mayer Brown LLP
ProLogis
March 16, 2010

State of Maryland, the laws of the State of New York and the federal laws of the United States of America.
Sincerely,
/s/ Mayer Brown LLP
Mayer Brown LLP